UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 5, 2006

EARTH PRODUCTS & TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

033-03385-LA

87-0430816

(State of Incorporation)

(Commission File No.)

            (IRS Employer ID Number)

No. 166 Fushi Road Zeyang Tower, Shijingshan District, Beijing, China 100043

(Address of principal executive offices)

86-010-68867292

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

AMENDMENT TO ARTICLES OF INCORPORATION

On October 5, 2006, our board of directors adopted a resolution approving an amendment to our Articles of Incorporation (the “Amendment”).  The only change to the Articles of Incorporation is a change in the Company’s name to China Shen Zhou Mining & Resources, Inc.  The Amendment will be effective on October 20, 2006.  The Amendment is attached hereto as Exhibit 3(i) and incorporated herein by reference.  The text of the Amendment is as follows:

********************

Deleting Article I in its entirety and substitute in its place the following:

ARTICLE I

NAME

The name of the Corporation is CHINA SHEN ZHOU MINING & RESOURCES, INC.

********************

The Nevada Revised Statutes (the “Nevada Law”) requires the approval of shareholders who hold at least a majority of the voting power present at a meeting at which a quorum is present to amend the Company’s Articles of Incorporation to change its name.  The Nevada Law also permits actions that would otherwise require a vote at a meeting of shareholders to be taken by written consent of the holders of at least the number of shares that would be necessary to authorize such actions at a meeting, except for the election of directors, which requires 100% approval.  Two officers of the Company, Yu Xiao-jing, President and CEO, and Xu Xue-ming, COO, respectively, who own approximately 79% of the issued and outstanding voting securities of the Company, have consented to amend the Company’s Articles of Incorporation to change its name to “China Shen Zhou Mining & Resources, Inc.,” or such similar name as decided by the Board of Directors.

The Amendment to the Company’s Articles of Incorporation will cause the Company to change the name of the Company to “China Shen Zhou Mining & Resources, Inc.”  The name change is expected to be effective on October 20, 2006.

In July, 2006, the Company acquired American Federal Mining Group, Inc., an Illinois corporation (“AFMG”), pursuant to a Stock Exchange Agreement (“Agreement”).  AFMG became a wholly-owned subsidiary of the Company and the shareholders of AFMG were issued a total of 20,000,000 shares of common stock of the Company.  As a result of the closing of the transaction, the Company, which previously had no material operations, became a holding company for the business of AFMG and its subsidiaries.  AFMG is a holding company, incorporated in Illinois, whose principal business strategy is the ownership of entities in the People’s Republic of China (“PRC”) engaged in the acquisition, exploration, extraction and development of mining properties.  AFMG owns all of the issued and outstanding shares of registered capital of Inner Mongolia Wulatehou Banner Qianzhen Mine-Processing Co., Ltd. (“Qianzhen Mining”), a limited liability company organized in the PRC.   Qianzhen Mining holds 67% of the registered capital of Inner Mongolia Xiangzhen Mining Industry Group Co., Ltd., a limited liability company organized in the PRC (“Xiangzhen Mining”), with the remaining 33% of the registered capital of Xiangzhen Mining being held by AFMG, thus effectively making Xiangzhen Mining a wholly-owned subsidiary of AFMG.  Xiangzhen Mining also holds 99% of the registered capital of Xinjiang Wuqia Tianzhen Mining Industry Co., Ltd. (“Tianzhen Mining”), and the remaining 1% of Tianzhen Mining is held by Yu Xiao-Jing, President of AFMG, in trust for Qianzhen Mining.

In connection with the reorganization, management and the Board of Directors of the Company determined that the Company’s present name is not meaningful in the context of the newly acquired assets and operations in China.  Consequently, the Board of Directors decided to change the Company’s name to “China Shen Zhou Mining & Resources, Inc.” to reflect the Company’s connection with China.  Management does not believe that the name change will have any material effect on the Company’s operations.

The Company’s ticker symbol will change.  A new Form 8-K will be filed when the Company receives a new ticker symbol.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

A copy of the following exhibit is included as an exhibit to this Form 8-K pursuant to Item 601 of Regulation S-B.

Exhibit No.

Title of Document

3(i)

Certificate of Amendment

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

REGISTRANT:

EARTH PRODUCTS & TECHNOLOGIES, INC.

Date:  October 6, 2006

By

/s/ Yu Xiao-jing

Yu Xiao-jing, President